Exhibit 10.2

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE MUST NOT TRADE THE SECURITY OR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (I) THE ISSUE DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

DAMON MOTORS INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

Issue Date:	October [ ], 2023 (the “Issue Date”)

Investor:	Inpixon, a Nevada corporation (the “Investor”)

Principal:	U.S.$3,000,000.00 (the “Principal”)

Term:	One (1) year after the initial closing of the Offering

Interest Rate:	12.00% per annum (the “Interest Rate”)

Applicable Currency:	American dollars (the “Applicable Currency”)

Purpose:	Working capital and other general corporate purposes, as well as going-public transactions (collectively, the “Purpose”)

This unsecured convertible promissory note (as it may be amended from time-to-time in accordance with its terms and conditions, the “Note”) forms part of a larger offering of unsecured convertible promissory notes issued by Damon Motors Inc., a British Columbia company (the “Company”), on a private placement basis (the “Offering”). All unsecured convertible promissory notes issued as part of the Offering are collectively referred to in this Note as the “Notes” and their holders are collectively referred to in this Note as the “Holders”. This Note is an unsecured obligation of the Company. This Note shall rank pari passu with the other Notes issued as part of the Offering. The following is a statement of the rights of the Investor and the terms and conditions to which this Note is subject, and to which the Investor hereof, by the acceptance of this Note, agrees. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

All capitalized terms used but not otherwise defined herein have the meanings given to them in Schedule A hereto, provided, however, that if any such capitalized term is not in Schedule A hereto, then such capitalized term shall have the meaning set forth in that certain securities purchase agreement by and between the Company and Investor, dated on or around the Issue Date, pursuant to which this Note was originally issued (the “Purchase Agreement”).

1.	Promise to Pay

For value received, the Company promises to pay to the Investor, or its registered assigns, in the Applicable Currency, the Principal, together with simple interest (“Interest”) on the Principal at a rate equal to the Interest Rate, all in accordance with the terms of this Note.

2.	Interest

(a)	Interest shall accrue on the unpaid Principal outstanding from time-to-time at the Interest Rate as of Issue Date until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) sixteen percent (16%) per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid (“Default Interest”).

(b)	Interest and Default Interest will computed on the basis of a 365-day or 366-day year, as applicable; except that Interest in respect of any period that is shorter than a full annual period will be computed on the basis of a 365-day or 366-day year, as applicable, and the actual number of days elapsed in that period.

3.	Maturity

Unless repurchased earlier or converted in accordance with Section 7, the Company shall repay the Outstanding Amount on the earlier of:

(a)	the date that is one (1) year after the initial closing of the Offering (the “Maturity Date”); or

(b)	the date on which the Investor demands payment after the occurrence of an Event of Default (for the avoidance of doubt, including the lapse of any applicable grace or cure period as provided in this Note).

4.	Payment; Prepayment; Rank

(a)	All amounts paid by the Company under this Note will be paid in the Applicable Currency at such time as specified in Section 3.

(b)	The Company may not prepay the Outstanding Amount in whole or in part without the written consent of the Requisite Holders.

(c)	The Notes will rank pari passu in right of payment with respect to each other, and all payment to each of the Holders under the Notes will be made pro rata among the Holders based upon the aggregate outstanding principal amount of the Notes immediately before any such payment.

(d)	If, following the occurrence of an Event of Default (for the avoidance of doubt, including the lapse of any applicable grace or cure period as provided in this Note), the Company receives cash proceeds from the issuance of equity or debt securities, the incurrence of indebtedness for borrowed money, a merchant cash advance or similar transaction, the conversion of outstanding warrants of the Company, or the sale of assets or products, the Company shall, within three (3) Business Days of Company’s receipt of such proceeds, inform the Holders, following which each Investor shall have the right in its sole discretion to require the Company to immediately apply up to twenty-five percent (25%) of such net cash proceeds (net cash shall mean the total amount remaining after taxes and transactional expenses only) (the “Repayment Percentage”) to repay all or any portion of the Default Amount then due under this Note, provided, however, that if any of the other Notes are outstanding at such time, then the Repayment Percentage shall be allocated amongst the Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by the Holders. In the event that any of the Holders elects not to apply their pro rata portion of the respective Repayment Percentage towards the repayment of their Notes, then such respective Repayment Percentage shall be allocated to the other Holders on a pro rata basis in proportion to the aggregate principal amount of Notes then held by such other Holders.

5.	Use of Proceeds

The Company intends to use the proceeds from the issuance of the Notes for the Purpose, and for no other purpose.

6.	Event of Default; Remedies

(a)	Upon the occurrence or existence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare the Outstanding Amount to be immediately due and payable, and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Amount. The Investor shall be entitled to exercise all other rights and remedies available at law or in equity.

7.	Conversion

(a)	Automatic Conversion – Public Company Event

Upon the closing of a Public Company Event (or, in the case of a direct listing, upon the date which is ten (10) trading days following the date of the direct listing), the Outstanding Amount shall automatically be converted into such number of Listed Securities obtained by dividing the Outstanding Amount by the Public Company Event Conversion Price.

(b)	Voluntary Conversion

The Investor shall have the right, following the occurrence of an Event of Default (for the avoidance of doubt, including the lapse of any applicable grace or cure period as provided in this Note), to convert all or any portion of the Outstanding Amount into fully paid and non-assessable Common Shares, as such Common Shares exist on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Shares shall hereafter be changed or reclassified, at the Default Conversion Price, by submitting to the Company a notice of conversion (in the form attached hereto as Exhibit A) (each a “Notice of Conversion”) by e-mail or other reasonable means of communication dispatched on the applicable conversion date prior to 11:59 p.m., New York, New York time. Upon submission to the Company by the Investor of a Notice of Conversion meeting the requirements for conversion as provided in this Section 7(b), the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Investor certificates for the Common Shares within two (2) Business Days after Investor’s submission of the respective Notice of Conversion. If electronic delivery of the Common Shares is available at such time, then Company shall deliver such Common Shares electronically by crediting Investor’s balance account with DTC.

(c)	Change of Control

Upon the occurrence of a Change of Control, the Investor may either (a) require that the Company repurchase for cash all or a portion of this Note in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 125% of the principal amount under this Note to be repurchased, plus 125% of any accrued and unpaid interest thereon, and this Note shall thereafter be cancelled and be of no further force or effect, whether or not delivered to the Company for cancellation or (b) convert the Outstanding Amount into such number of Common Shares obtained by dividing the Outstanding Amount by the Change of Control Conversion Price.

(d)	Mechanics of Conversion

(i)	Transaction Notice. The Company will provide the Investor with written notice of a proposed Public Company Event or Change of Control, as applicable, as soon as reasonably practicable in advance of such event (but in any event no less than ten (10) Business Days prior to the anticipated closing of such event (the “Anticipated Closing Date”)), which notice will set forth the Anticipated Closing Date of such event and the principal terms and conditions of such event.

(ii)	Fractional Securities; Non-Assessable; Effect of Conversion. No fractional Conversion Securities will be issued to the Investor on conversion of this Note. In lieu of any fractional Conversion Securities to which the Investor would otherwise be entitled, the Company will pay to the Investor in cash the unconverted outstanding amount under this Note that would otherwise be converted into a fractional Conversion Security, conditional on such cash amount being greater than $20.00, otherwise no cash payment shall be made in lieu of such fractional Conversion Securities. The Company covenants that the Conversion Securities issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and non-assessable and free from all taxes, liens, and charges in respect of the issue thereof. Whether or not this Note has been surrendered for cancellation concurrently with any conversion of this Note, all rights with respect to this Note terminate upon the issuance of Conversion Securities upon conversion of this Note in accordance with Section 7, and the Company shall then be released from all of its obligations and liabilities under this Note.

(iii)	Notwithstanding anything herein to the contrary, in the event that any issuance of Common Shares under this Note for any reason would cause the Investor (together with the Investor’s Affiliates, and any other Persons acting as a group together with the Investor or any of the Investor’s Affiliates (such Persons, “Attribution Parties”)), to beneficially own in excess of the Beneficial Ownership Limitation (as defined in this Note), the Company shall only issue such number of shares of Common Shares to the Investor that would not cause the Investor to exceed the Beneficial Ownership Limitation with the balance of such remaining Common Shares above the Beneficial Ownership Limitation to be issued to Investor in the form of Pre-Funded Warrants. The Company agrees that no event shall result in the Investor beneficially owning more than the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Shares beneficially owned by the Investor and Attribution Parties shall include the number of shares of Common Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Shares, which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Investor or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein regarding securities beneficially owned by the Investor or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Investor that the Investor is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. Upon the written request of an Investor, the Company shall within three (3) Business Days confirm in writing to the Investor the number of shares of Common Shares then outstanding. In any case, the number of outstanding shares of Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Investor or its Affiliates or Attribution Parties. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Shares outstanding at the time of the respective calculation hereunder. Notwithstanding the foregoing, the Beneficial Ownership Limitation restrictions provided for herein may be waived at the election of the Investor upon not less than 61 calendar days’ prior notice to the Company, provided that the Beneficial Ownership Limitation restrictions shall continue to apply until such 61st calendar day (or such later date, as determined by the Investor, as specified in such notice of waiver).

(iv)	The certificates representing any Conversion Securities shall bear the following legend:

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (I) THE ISSUE DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

(v)	The conversion of all or any portion of the Outstanding Amount of this Note into Conversion Securities in accordance with the terms of this Note will constitute a full settlement of the debt obligation to the extent of the Outstanding Amount so converted in consideration for the issuance by the Company of such Conversion Securities.

8.	Covenants

(a)	Reserved Shares. The Company covenants that at all times until this Note is satisfied in full, the Company will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from pre-emptive rights, to provide for the issuance of a number of Common Shares equal to the Reserved Amount. The Company represents that upon issuance, the Common Shares will be duly and validly issued, fully paid and non-assessable.

(b)	Sale of Assets. So long as the Company shall have any obligation under this Note, the Company shall not, without the written consent of the Requisite Holders, sell, divest, lease or otherwise dispose of any of its assets outside the ordinary course of business, except (i) with respect to any disposition of Bridgeview Property in connection with the Bosa Default or (ii) where any such action would not result in a Material Adverse Effect. Any consent by the Requisite Holders to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

(c)	Advances and Loans; Affiliate Transactions. So long as the Company shall have any obligation under this Note, the Company shall not, without the written consent of the Requisite Holders, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Company has informed Investor in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business or (c) in regard to transactions with unaffiliated third parties, which are not in excess of $100,000. So long as the Company shall have any obligation under this Note, the Company shall not, without the written consent of the Requisite Holders, repay any Affiliate of the Company in connection with any indebtedness or accrued amounts owed to any such party, except with respect to up to $500,000 of payments to Affiliates in the aggregate on or after the initial closing of the Offering.

(d)	Preservation of Business and Existence, etc. So long as the Company shall have any obligation under this Note, the Company shall not, without the written consent of the Requisite Holders, (a) change the nature of its business; or (b) fail to maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, or fail to become or remain, or fail to cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(e)	Public Company Event. Notwithstanding the foregoing, the consent rights of the Requisite Holders set forth in Sections 8(b) through 8(d) shall not apply to any transaction or series of related transactions that would constitute a Public Company Event.

(f)	Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Investor.

9.	Schedules

The schedules attached to this Note are incorporated into and are deemed to be a part of this Note.

10.	Direction of Payment

The Company hereby directs the Investor to pay the Principal by wire transfer to the account of the Company or, at the Company’s election, to the account of the Escrow Agent (as defined in the Purchase Agreement), in either case in accordance with wire transfer instructions provided by the Company to the Investor prior to the Issue Date.

11.	Successors and Assigns

Subject to the restrictions on transfer described in Sections 14 and 15, the rights and obligations of the Company and the Investor are binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders.

12.	Waiver of Notice

The Company hereby waives presentment for payment, notice of non-payment, notice of protest of this Note and the right to assert in any action or proceeding with regard to this Note any set-offs or counterclaims that the Investor may have.

13.	Waiver and Amendment

This Note and the obligations of the Company and the rights of the Investor under this Note may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the prior written consent of the Company and the Requisite Holders; provided, however, that any amendment, waiver or discharge which would disproportionately and adversely affect the Investor relative to the other Holders must be approved in writing by the Investor. Investor acknowledges that an amendment, waiver, discharge or termination effected in accordance with this Section 13 shall be binding upon the Investor and the Company.

14.	Transfer of this Note or Conversion Securities

This Note, including all rights and obligations associated hereunder, as well as the Conversion Securities, may be transferred by the Investor in accordance with Section 4.1 of the Purchase Agreement.

15.	Assignment by the Company

Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior consent of the Requisite Holders.

16.	No Shareholder Rights

This Note does not entitle the Investor to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated in this Note, unless and until (and only to the extent that) this Note is actually converted into Conversion Securities in accordance with its terms. Upon the conversion of this Note in accordance with its terms, the Investor shall be entitled to the rights and be subject to all obligations of the holders of Conversion Securities.

17.	Severability

If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note, (ii) the balance of this Note will be interpreted as if such provision were so excluded, and (iii) the balance of this Note is enforceable in accordance with its terms.

18.	Notices

All notices, requests, approvals, consents, claims, demands, elections, waivers and other communications under this Note must be in writing and will be deemed effectively given upon the earlier of (a) actual receipt for personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day; or (c) three (3) Business Days after deposit with an internationally recognized overnight courier, freight prepaid, specifying next or second Business Day delivery, with written verification of receipt. All communications shall be sent to the Investor at its email address or address as set forth on the signature page to this Note, or to such email address or address as subsequently modified by written notice given in accordance with this Section 18. If notice is given to the Company, it shall be sent at:

Damon Motors Inc.

704 Alexander Street

Vancouver, British Columbia V6A 1E3

Canada

Attention:	Chief Financial Officer
Email:	mike.g@damon.com

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

161 Bay Street, Suite 4310

Toronto, ON M5J 2S1625

Canada

Attention:	Richard Raymer
Email:	Raymer.Richard@dorsey.com

19.	Expenses

Each of the Company and the Investor shall bear its respective out-of-pocket fees and expenses (including legal fees) incurred with respect to this Note and the transactions contemplated hereby.

20.	Purchase Agreement

The Company and the Investor shall be bound by the applicable terms of the Transaction Documents (as defined in the Purchase Agreement).

21.	Governing Law

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in New York, New York. The Company hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

22.	Usury

To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Investor in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments under the applicable law, which are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by this Note, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.

23.	Dilutive Issuances

Except with respect to any Exempt Issuance (as defined in the Purchase Agreement), if the Company, at any time while this Note or any amounts due hereunder are outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues, any Common Shares or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Shares (including, without limitation, upon conversion of this Note, and any convertible notes or warrants outstanding as of or following the Issue Date), in each or any case at an effective price per share that is lower than the then applicable Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Shares or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share that are issued in connection with such issuance, be entitled to receive shares of Common Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, at the option of the Investor, to a price equal to the product of the Discounted Conversion Rate and the Base Conversion Price. Such adjustment shall be made whenever such Common Shares or other securities are issued.

By way of example, except with respect to any Exempt Issuance (as defined in the Purchase Agreement), if the Company issues a convertible promissory note, and the holder of such convertible promissory note has the right to convert it into Common Shares at an effective price per share that is lower than the then applicable Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Shares), then the Investor has the right to reduce the Conversion Price to the product of the Discounted Conversion Rate and the Base Conversion Price in perpetuity regardless of whether the holder of such convertible promissory note ever effectuated a conversion at the Base Conversion Price.

In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 23 shall be calculated as if all such securities were issued at the initial closing. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in Section 23 of this Note, the Company shall, at its expense and within three (3) calendar days after the occurrence of each respective adjustment or readjustment of the Conversion Price, compute such adjustment or readjustment and prepare and furnish to the Investor a certificate setting forth (i) the Conversion Price in effect at such time based upon the Dilutive Issuance, (ii) the number of shares of Common Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note, (iii) the detailed facts upon which such adjustment or readjustment is based, and (iv) copies of the documentation (including but not limited to relevant transaction documents) that evidences the adjustment or readjustment.

In addition, the Company shall, within three (3) calendar days after each written request from the Investor, furnish to such Investor a like certificate setting forth (i) the Conversion Price in effect at such time based upon the Dilutive Issuance, (ii) the number of shares of Common Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note, (iii) the detailed facts upon which such adjustment or readjustment is based, and (iv) copies of the documentation (including but not limited to relevant transaction documents) that evidence the adjustment or readjustment. For the avoidance of doubt, each adjustment or readjustment of the Conversion Price as a result of the events described in Section 23 of this Note shall occur without any action by the Investor and regardless of whether the Company complied with the notification provisions in Section 23 of this Note.

24.	Other Indebtedness

Except with respect to the Permitted Indebtedness, so long as the Company shall have any obligation under this Note, the Company shall not (directly or indirectly through any Subsidiary or Affiliate) incur, suffer to exist, or guarantee any indebtedness (including but not limited to all obligations evidenced by notes, bonds, debentures or other similar instruments).

25.	Counterparts and Electronic Signature

This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. For the purposes of this Section 25, the delivery of an electronic copy of an executed counterpart of this Note shall deemed to be valid execution and delivery of this Note.

(Signature Page 10 Follows)

IN WITNESS WHEREOF, the Company and the Investor have duly executed this Note.

Company:

DAMON MOTORS INC.

By:
Name: Mike Galbraith
Title: Chief Financial Officer

Investor:

By:
Name: KLOVIS LLC
Title: Partner / Partner Greg Diamond / Serge Khoury

By:
Name:
Title:

Address:	Klovis, LLC 428 Childers Street, Pensacola, FL 32534

Email:	greg.diamond@me.com / sergek24@gmail.com

[Signature Page To Convertible Promissory Note]

SCHEDULE A

DEFINITIONS

“Affiliate” means with respect to any specified Person:

(a)	any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person;

(b)	any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; or

(c)	in the case of any venture capital, private equity or similar fund now or hereafter existing, all partners, members, shareholders or other equity holders of any kind of such venture capital, private equity or similar fund, regardless of whether such partners, members, shareholders or other equity holders control such venture capital, private equity or similar fund.

“Articles” means the articles of incorporation of the Company, as amended from time-to-time.

“Bosa Default” means the subject matter of the notice of default delivered to the Company by Bosa Commercial relating to the Bridgeview Property, as further described in the disclosure schedules to the Purchase Agreement.

“Bridgeview Property” means the Company’s leased premises located at Bridgeview – 12580 – 112B Ave, Surrey BC.

“Business Day” means a day other than a Saturday, Sunday or other days on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

“Change of Control” means a change in ownership or control of the Company effected through any of the following transactions, in each case excluding (i) a bona fide financing transaction effected primarily for capital raising purposes and (ii) any transaction or series or related transactions constituting a Public Company Event:

(a)	a merger, arrangement, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation or its direct or indirect parent entity are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(b)	a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets; or

(c)	the acquisition, directly or indirectly by any Person or related group of Persons (other than the Company or a Person or related group of Persons that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a share purchase transaction or a tender or exchange offer made directly to the Company’s stockholders.

“Change of Control Conversion Price” means the lowest of:

(a)	the price equal to the product of the Discounted Conversion Rate and the price per Common Share ascribed to the Common Shares in the Change of Control transaction;

(b)	the price equal to the quotient of the Valuation Cap and the Diluted Capitalization; and

(c)	if an Event of Default has occurred (and any applicable grace or cure periods as provided in this Note have lapsed) prior to the applicable time of conversion, the Default Conversion Price.

“Common Shares” means the common shares in the capital of the Company.

“Conversion Date” means the effective date of the Conversion of this Note in accordance with Sections 7(a), 7(b) or 7(c) of this Note, as applicable.

“Conversion Price” shall mean the price equal to the quotient of the Valuation Cap and the Diluted Capitalization, subject to further adjustment as provided in this Note (including but not limited to Section 23 of this Note); provided, however, that following the occurrence of an Event of Default (for the avoidance of doubt, including the lapse of any applicable grace or cure period as provided in this Note), then the Conversion Price shall mean the Default Conversion Price. All Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the number of Common Shares.

“Conversion Securities” means the Listed Securities or the Common Shares issued to the Investor on the Conversion Date further to a conversion of this Note in accordance with Sections 7(a), 7(b) or 7(c) of this Note, as applicable.

“Default Amount” means an amount equal to the Outstanding Amount through the date of full repayment or full conversion multiplied by 130%.

“Default Conversion Price” shall mean the price equal to the quotient of the Discounted Valuation Cap and the Diluted Capitalization, subject to further adjustment as provided in this Note (including but not limited to Section 23 of this Note).

“Diluted Capitalization” means aggregate number of outstanding Common Shares as at immediately prior to the closing or occurrence of a Public Company Event, voluntary conversion or Change of Control, as applicable, assuming in each case full conversion or exercise of all convertible or exercisable securities then outstanding, other than the Notes, the warrants issued pursuant under the Purchase Agreement, any warrants issued to Joseph Gunnar & Co., LLC as compensation for acting as placement agent in connection with the sale of securities under the Purchase Agreement, any other convertible notes then outstanding, any Simple Agreements for Future Equity and any Common Shares reserved and available for future grant under any equity incentive or similar plan of the Company and/or any equity incentive plan or similar plan to be created or increased in connection with the Public Company Event or Change of Control, if and as applicable.

“Discounted Conversion Rate” means seventy-five percent (75%).

“Discounted Valuation Cap” means US$93,750,000.

“Event of Default” means the occurrence of any of the following:

(a)	the Company fails to make any payment to the Investor when due on the Principal or interest thereon when due on this Note, whether on the Maturity Date, upon acceleration or otherwise, and such failure continues for one (1) Business Day after the Company’s receipt of written notice of such failure;

(b)	the Company fails to issue Common Shares to the Investor as required under this Note, upon exercise by the Investor of the conversion rights in accordance with the terms of this Note, or as required under the Warrants (as defined in the Purchase Agreement) upon exercise by the Investor of the exercise rights in accordance with the terms of the Warrants, and in each such case the failure continues for one (1) Business Day after the after the Company’s receipt of written notice of such failure (provided, however, that the aforementioned reference to one (1) Business Day shall be extended to ten (10) calendar days if the Investor has requested the delivery of physical certificates evidencing the Common Shares in lieu of electronic delivery);

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(c)	the Company fails to reserve the Reserved Amount at all times, and such failure continues for ten (10) calendar days after the Company’s receipt of written notice of such failure;

(d)	the Company fails to remove (or directs its transfer agent not to remove impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any Common Shares issued or to be issued to the Investor upon conversion of or otherwise pursuant to this Note or upon exercise of or otherwise pursuant to the Warrants, in any case as and when required by this Note and the Warrants, and such failure continues for one (1) Business Day after the Company’s receipt of written notice of such failure (provided, however, that the aforementioned reference to one (1) Business Day shall be extended to ten (10) calendar days if the Investor has requested the delivery of physical certificates evidencing the Common Shares in lieu of electronic delivery);

(e)	excluding the Bosa Default, the Company defaults under any agreement, mortgage, deed, hypothec, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists, or is created after the date of this Note, if (i) that default results in the acceleration of such indebtedness prior to its stated maturity (which acceleration is not rescinded or annulled) and (ii) the aggregate principal amount of any such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, aggregates $1,000,000 or more;

(f)	excluding the Bosa Default, any money judgment, writ or similar process shall be entered or filed against the Company or any Subsidiary or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Investor, which consent will not be unreasonably withheld;

(g)	any cessation of operations by Company, or any dissolution, liquidation, or winding up of Company or any substantial portion of its business;

(h)	the failure by Company to maintain any intellectual property rights or personal, real property or other assets, except where such any such failure would not result in a Material Adverse Effect;

(i)	the Company is in material breach of any term, condition, obligation or covenant made by it to or with the Investor under any of the Transaction Documents, where such breach continues for ten (10) calendar days after the Company’s receipt of written notice of such breach;

(j)	any representation or warranty of the Company made in the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading when made, except where such any such breach would not result in a Material Adverse Effect;

(k)	the Company or any Subsidiary:

(i)	commences voluntary proceedings to be adjudicated bankrupt or insolvent;

(ii)	consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law;

(iii)	consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

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(v)	seeks, consents, or otherwise becomes subject to the appointment of a receiver, manager, receiver and manager, receiver-manager, trustee, agent, custodian or other similar official for it or for any part of its properties and assets.

(l)	a court of competent jurisdiction enters an order or decree under any applicable law that:

(i)	is for relief against the Company or any Subsidiary in an involuntary proceeding in which the Company or any Subsidiary is to be adjudicated bankrupt or insolvent;

(ii)	appoints a custodian of the Company or for all or substantially all of the property or assets of the Company, or any Subsidiary for all or substantially all of the property or assets of the Subsidiary; or

(iii)	orders the liquidation of the Company or any Subsidiary.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing.

“Listed Securities” means the Common Shares or any other class of common equity of the Company (or a successor issuer thereof) which are listed on NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any other national securities exchange (or any successors to any of the foregoing) as a result of a Public Company Event.

“Outstanding Amount” means the entire then-outstanding and unpaid Principal, together with all accrued but unpaid Interest under this Note.

“Permitted Indebtedness” shall mean:

(a)	the Notes;

(b)	all indebtedness in existence prior to the Issue Date;

(c)	up to $2,000,000 in indebtedness incurred on or after the initial closing of the Offering for working capital and equipment financing, so long as (i) the obligations thereunder are pari passu with or junior to the Company’s obligations under this Note, and (ii) such indebtedness does not involve a merchant cash advance, accounts receivable factoring agreement, or similar transaction;

(d)	indebtedness to the extent fully secured by tax refunds, investment tax credits and grant funding programs sponsored by Governmental Authorities;

(e)	grants or funding provided by Governmental Authorities under support agreements, development agreements or similar arrangements;

(f)	trade payables;

(g)	purchase money indebtedness hereafter incurred by the Company to finance the purchase of fixed or capital assets, including all capital lease obligations of the Company, in each case to the extent such indebtedness does not exceed the original purchase price of the assets funded;

(h)	any indebtedness that is or may be owed to Bosa Commercial in connection with the Bosa Default; or

(i)	all guarantees of the Company or its Subsidiaries with respect to clauses (a) through (h) above.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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“Public Company Event” means (a) a transaction or series of related transactions (including a firm commitment, underwritten public offering, or a Reverse Merger, or (b) a “direct listing”, in each case which results in Listed Securities being listed on the NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any other national securities exchange (or any successors to any of the foregoing).

“Public Company Event Conversion Price” means the lowest of:

(a)	the price equal to the product of the Discounted Conversion Rate and (i) in the case of an underwritten public offering, the offering price of the Listed Securities, (ii) in the case of Reverse Merger, the price per share of each Listed Security of the Company implied in the business combination; or (iii) in the case of a direct listing, the lowest volume weighted average price for the Listed Securities during the ten (10) trading days immediately following the direct listing;

(b)	the price equal to the quotient of the Valuation Cap and the Diluted Capitalization; or

(c)	if an Event of Default has occurred (and any applicable grace or cure periods as provided in this Note have lapsed) prior to the applicable time of conversion, the Default Conversion Price.

“Pre-Funded Warrants” means the pre-funded common share purchase warrants in the form of Exhibit B, which may be issued pursuant to Section 7(d)(iii) of this Note.

“Requisite Holders” means the Holders holding an aggregate principal amount of Notes representing more than fifty percent (50%) of the aggregate principal amount of all then-outstanding Notes.

“Reserved Amount” means the sum of (i) the number of Common Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) at the time of such calculation (taking into consideration any adjustments to the applicable Conversion Price as provided in this Note) multiplied by (ii) two (2).

“Reverse Merger” shall mean a reverse merger of the Company with a publicly reporting corporation that has a class of securities then trading on NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any other national securities exchange (or any successors to any of the foregoing), excluding any business combination with a special purpose acquisition company (i.e. SPAC).

“Shareholders Agreement” means the amended and restated shareholders agreement dated as of November 19, 2021, between the Company, each Person listed in Schedule A, Schedule B or Schedule C thereto and any Person who becomes a party to the Shareholders Agreement in accordance with its terms (as the same may be amended, amended and restated, supplemented or renewed from time-to-time).

“U.S. Person” has the meaning ascribed to it in Regulation S under the 1933 Act, as amended, the definition of which includes: (i) an individual resident in the United States; (ii) an estate or trust of which any executor, administrator or trustee is a U.S. Person; or (iii) any partnership or corporation organized or incorporated under the laws of the United States.

“Valuation Cap” means US$125,000,000.

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EXHIBIT A – NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of Common Shares to be issued pursuant to the conversion of the Note (“Common Shares”) as set forth below, of DAMON MOTORS INC., a British Columbia company (the “Company”), according to the conditions of the convertible promissory note of the Company dated as of October [__], 2023 (the “Note”), as of the date written below. No fee will be charged to the Investor for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Company shall electronically transmit the Common Shares issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”) or its Direct Registration System (“DRS Transfer”).

Name of DTC Prime Broker:

Account Number:

☐	The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Shares set forth below (which numbers are based on the Investor’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of Conversion:
Applicable Conversion Price:	$
Number of Shares of Common Shares to be
Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:

By:
Name:
Title:
Date:

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EXHIBIT B – PRE-FUNDED WARRANT

(see attached)

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IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE MUST NOT TRADE THE SECURITY OR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF INITIAL EXERCISE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT

DAMON MOTORS INC.

Warrant Shares: [________]	Initial Exercise Date: [______]

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [____] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (such applicable date, the “Termination Date”) but not thereafter, to subscribe for and purchase from Damon Motors Inc., a British Columbia company (the “Company”), up to [______] Common Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

This Warrant is being issued pursuant to Section 7(d)(iii) of that certain Note (as defined in the Purchase Agreement), which was originally issued in connection with the Company’s private placement (the “Offering”) of up to $10,000,000 principal amount of Notes (subject to increase upon mutual agreement of the Company and the Placement Agent (as defined in the Purchase Agreement)) and Warrants (as defined in the Purchase Agreement).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October [ ], 2023, by and among the Company and the purchasers signatory thereto (the “Investors”) and in the Notes issued in connection therewith. All references to “Trading Day” in this Warrant shall mean “Business Day” until the Common Shares are listed or quoted for trading on a Trading Market.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.01 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.01 (on an as adjusted basis giving effect to any splits, dividend and the like from the date hereof), subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate (but not Rule 144) purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $15 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees, following the Public Company Event, to maintain a transfer agent that is a participant in the FAST program during the period beginning on the date of the Public Company Event and continuing for so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Share as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Share having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. The Company shall , if requested by Holder, provide an attorney legal opinion from counsel to the Company to Holder for removal of restrictive legends on Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Share or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split ) outstanding Common Shares into a smaller number of shares or (iv) issues by reclassification of shares of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

b) [Intentionally Omitted]:

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (subject to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, the Holder’s right to participate in any such Distribution shall be limited to the Beneficial Ownership Limitation, and the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) beyond the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company or any Subsidiary, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event a Fundamental Transaction is consummated at or prior to the time of a Public Company Event, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value (or such other consideration) will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Share, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g) Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, (A) the Company has not been a reporting issuer in any jurisdiction of Canada for at least four months and one day; and (B) the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4.1 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

f) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) or to officers, directors, employees and other associated persons of the Holder without obtaining an opinion from counsel that may be required hereunder, unless otherwise required by the Company’s transfer agent, provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws. In addition, the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale in Canada until such time as the Company has been a reporting issuer in any jurisdiction of Canada for a period of four months and one day pursuant to applicable Canadian securities laws.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares the number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant multiplied by two (2). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Share may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Share or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.4 of the Purchase Agreement.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Signature Page 16 Follows

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DAMON MOTORS INC.

By:
	Name:	Mike Galbraith
	Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:	[___________________

(1)  The undersigned hereby elects to purchase_______Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

      [  ] in lawful money of the United States; or

      [  ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4)  Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address: